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                                                                EXHIBIT 99(d)(3)

CONSENT                                                                  CONSENT
              HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP

       THIS CONSENT IS SOLICITED ON BEHALF OF HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP BY ITS GENERAL PARTNER, HALL PENSION FUND ASSOCIATES, LTD. THIS SOLICITATION OF CONSENTS EXPIRES ON MAY 1, 1997 UNLESS EXTENDED OR TERMINATED EARLIER (THE "EXPIRATION DATE").

       The Units represented by this Consent, when properly executed, will be recorded as directed by the Unitholder. IF NO DIRECTION IS GIVEN, UNITS WILL BE COUNTED AS GIVING CONSENT TO THE PROPOSAL (AS DEFINED BELOW). However, a Consent returned by a broker or nominee on which such person expressly indicates lack of discretionary authority to CONSENT to the Proposal will be treated as being AGAINST the Proposal. Please note that an abstention will be counted as being AGAINST the Proposal.

       The undersigned, acting with regard to all Units held in HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP (the "Partnership") with respect to which the undersigned is entitled to give his, her or its consent on the Record Date, hereby consents, denies consent or abstains from consenting, all as indicated on the reverse side hereof, to approve the proposal (the "Proposal") to sell substantially all of the non-cash assets of the Partnership to Hall Financial Group, Inc. (the "Sale Transaction") followed by the liquidation and winding up of the Partnership as described in the Solicitation Statement dated ________, 1997, receipt of which, together with all amendments and supplements thereto, if any, is hereby acknowledged. The dissolution and termination of the Partnership is contingent upon successful completion of the Sale Transaction. Delivery of this Consent, when properly executed, will revoke any consent, failure to consent or abstention heretofore given with respect to such Units.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE.)

1. TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE NON-CASH ASSETS OF THE PARTNERSHIP TO HALL FINANCIAL GROUP, INC. FOLLOWED BY THE LIQUIDATION AND WINDING UP OF THE PARTNERSHIP (check one box).

         [ ] CONSENT               [ ] AGAINST                 [ ] ABSTAIN


                                      Dated                               1997
                                             ----------------------------,

                                      ------------------------------------------
                                                     Signature


                                      ------------------------------------------
                                                Signature (if held jointly)


                                      ------------------------------------------
                                                        Title



                                      Please sign exactly as name appears
                                      hereon.  When Units are held by joint
                                      tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE OR DELIVER TO: The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201. Facsimile copies of the Consent, properly completed and duly executed, will be accepted at (214) 999-9323 or
(214) 999-9348. If you have any questions, please call The Herman Group, Inc. at (800) 747-2975.

YOU MAY REVOKE THIS CONSENT AT ANY TIME PRIOR TO THE EARLIER OF THE APPROVAL DATE (AS DEFINED IN THE SOLICITATION STATEMENT) OR THE EXPIRATION DATE.